Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 333-275556, and No.333-278160 on Form S-8, and Registration Statement No. 333-283661 on Form S-3 of our report dated March 12, 2025, relating to the financial statements of CARGO Therapeutics, Inc. appearing in this Annual Report on Form 10-K for the year ended December 31, 2024.

/s/ Deloitte & Touche LLP

San Francisco, California

March 12, 2025